UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2019 (August 8, 2019)

ASSERTIO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13111	94-3229046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 S. Saunders Road, Suite 300, Lake Forest, IL 60045

(Address of principal executive offices, with zip code)

(224) 419-7106

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0001 par value	ASRT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company                   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01                   Entry into a Material Agreement

Exchange Agreement

On August 8, 2019, Assertio Therapeutics, Inc. (the “Company”) announced it has entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with a limited number of holders of the Company’s currently outstanding 2.50% Convertible Senior Notes due 2021 (the “Exchanged Notes”).  Pursuant to the Exchange Agreements, the Company will exchange approximately $200.0 million aggregate principal amount of Exchanged Notes for a combination of (a) its new 5.00% Convertible Senior Notes due August 15, 2024 (the “New Convertible Notes”), (b) a cash payment plus accrued but unpaid interest on the Exchanged Notes, and (c) an agreed number of shares of the Company’s common stock, $0.0001 par value (the “Common Stock”).  The transactions are subject to customary closing conditions and are expected to close on August 13, 2019.  The shares of the Company’s Common Stock and the New Convertible Notes will be issued in private placements exempt from registration in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The Company will issue approximately $120.0 million aggregate principal amount of New Convertible Notes, pay an aggregate of approximately $30.0 million in cash and issue an aggregate of approximately 15.8 million shares of its common stock in the transactions.  The Company will not receive any cash proceeds from the issuance of the New Convertible Notes or the shares of its common stock.

A copy of the Form of Exchange Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Indenture and Third Supplemental Indenture

The New Convertible Notes will be governed a third supplemental indenture dated as of the closing date to a base indenture dated September 9, 2014, as amended (the base indenture as amended by the second supplemental indenture thereto, together with the third supplemental indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

The New Convertible Notes will bear interest at a rate of 5.00% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2020.  Holders may convert their New Convertible Notes at any time at their option prior to the close of business on the business day immediately preceding August 15, 2024 at an initial conversion rate of 323.5198, which is equivalent to an initial conversion price of approximately $3.09 per share of the Company’s common Stock.  The Company may settle conversions in cash, shares of Company’s Common Stock or a combination of cash and shares of the Company’s Common Stock, at the Company’s election.  The New Convertible Notes will mature on August 15, 2024, unless earlier converted or repurchased in accordance with their terms prior to such date.  Holders of the New Convertible Notes who convert their New Convertible Notes in connection with a fundamental change, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate.  Additionally, in the event of a fundamental change, holders of the New Convertible Notes may require the Company to purchase all or a portion of their New Convertible Notes for cash at a purchase price equal to 100% of the principal amount of New Convertible Notes, plus accrued and unpaid interest, if any, up to, but not including, the fundamental change repurchase date.  The Company may redeem the New Convertible Note, in whole and not in part, for cash, at the Company’s option, on or after August 20, 2020, if the last reported sale price of the Company’s common stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the New Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.  Conversions of New Convertible Notes called for redemption will entitle converting holders to a full coupon make-whole, payable in shares or cash at the Company’s option.

A copy of the Indenture, a copy of the second supplemental indenture thereto and a copy of the Form of Third Supplemental Indenture are incorporated herein or attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and are incorporated by reference herein.

Amendment to Note Purchase Agreement

On August 9, 2019, the Company, the other credit parties thereto, the purchasers parties thereto and Deerfield Private Design Fund III, L.P., as collateral agent (“Deerfield”), entered into a Fifth Amendment to Note Purchase Agreement (the “Amendment”) with respect to the Note Purchase Agreement, dated as of March 12, 2015, among the Company, the other credit parties party thereto, the purchasers party thereto and Deerfield (the “Note Purchase Agreement”).  Pursuant to the Amendment, the Company may use up to $30.0 million to make certain investments or payments, including in connection with the exchange of the Company’s 2.5% Convertible Senior Notes Due 2021 described above.  The Amendment also modifies certain other provisions of the Note Purchase Agreement.

A copy of the Amendment is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the exchange of the Exchanged Notes is incorporated herein by reference.

Item 3.02.                Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the exchange of the Exchanged Notes is incorporated herein by reference.

Item 7.01.                Regulation FD Disclosure

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the exchange of the Exchanged Notes is incorporated herein by reference.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 7.01. Exhibit 99.1 to this Current Report on Form 8-K is furnished only under this Item 7.01 and not any other Item of this Current Report.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. The factors that could cause actual results to differ from what is described herein, include any failure of the exchange transactions to close due to failure of conditions to closing, financial market conditions or otherwise. The Company is subject to additional risks and uncertainties described in the Company’s annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis and expectations only as of the date of this Form 8-K. Except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Exchange Agreement

10.2	Fifth Amendment to Note Purchase Agreement, dated August 9, 2019

4.1

Senior Indenture dated as of September 9, 2014 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 9, 2014)

4.2

Second Supplemental Indenture, dated August 14, 2018, by and between Assertio Therapeutics, Inc., a Delaware corporation, and the Bank of New York Melon Trust Company, N.A. as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K12B filed on August 15, 2018)

4.3

Form of Third Supplemental Indenture, expected to be dated on or around August 13, 2019, by and between Assertio Therapeutics, Inc., a Delaware corporation, and the Bank of New York Melon Trust Company, N.A. as Trustee

99.1	Assertio Therapeutics, Inc. Press Release issued on August 9, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSERTIO THERAPEUTICS, INC.

Date: August 9, 2019	By:	/s/ Amar Murugan
Name: Amar Murugan
Title: Senior Vice President and General Counsel